Exhibit 99.1

Einstein Noah Restaurant Group Reports Second Quarter 2014 Financial Results

LAKEWOOD, Colo. – July 31, 2014 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the second quarter ended July 1, 2014.

Highlights for the Second Quarter 2014 Compared to the Second Quarter 2013:

•	Total revenues increased $4.4 million, or 4.1%, to $112.4 million from $108.0 million.

•	System-wide comparable store sales increased 1.6%. Company-owned comparable store sales increased 0.9%.

•	Restaurant units across the Company, franchise and license system totaled 857, an increase of 36 units.

•	Adjusted EBITDA (*) was $11.5 million compared to $11.6 million.

•	Adjusted net income (*) was $3.3 million, or $0.18 per adjusted diluted share compared to adjusted net income of $3.3 million or $0.19 per adjusted diluted share. Net income was $2.5 million or $0.14 per diluted share compared to net income of $3.3 million or $0.19 per diluted share. Net income in the second quarter 2014 included pre-tax management transition and related reorganization expenses of $1.2 million or $0.04 per diluted share.

•	The Company paid $2.3 million in regular quarterly dividends and purchased $1.7 million of its common stock under its $20 million authorization.

•	The Company reorganized its support office staff and amended its loan facility for an estimated reduction in costs from historical levels of more than $1.3 million for the remainder of 2014.

* A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Michael Arthur, Interim President and Chief Executive Officer, stated, “The Company is on target with its 2014 Brand Revitalization Plan. As a result, we yielded an increased revenues growth rate at 4.1% as well as a significantly better conversion of revenues toward profit. Record second quarter revenues growth was achieved through positive system-wide and Company-owned comparable store sales and double-digit increases in our manufacturing and franchise / license segments.”

Arthur further stated, “Our 2014 Brand Revitalization Plan is centered on seven key imperatives that simultaneously revitalize and grow the brand. We are investing in the base operations, including product quality enhancements, new lunch offerings, optimized marketing, and unit remodels. We are investing in new unit expansion, having opened 20 units so far with plans for a total of 75 to 85 across the system by year end. We will have invested $30 to $35 million in total capital expenditures by year end, which is in excess of 70% over the prior year, and evidence of our confidence in the business. As a result of our Plan, we expect to grow revenues, profits and our operating footprint in 2014, and provide significant momentum going into 2015.”

During the second quarter, the Company implemented certain cost savings initiatives, including a reorganization of its support organization and an amendment of its loan facility. John Coletta, Chief Financial Officer, stated, “By eliminating resources which are non-essential to our current strategic imperatives, we reduced our support staff in the second quarter by nearly 10% with an estimated savings from historical levels of more than $1.0 million for the remainder of 2014. On an annualized basis, these initiatives represent savings from historical levels of more than $3.0 million. In addition, we capitalized on our borrowing strength, by amending the current loan facility to lower our borrowing cost by 50 basis points and remove certain restrictive covenants, including specific dollar limitations on capital expenditures, dividends, and stock buybacks. The lower rate will provide nearly $250,000 of interest savings from recent historical levels for the remainder of 2014 and the covenant changes allow broader use of our strong cash flows.”

Second Quarter 2014 Financial Results

Total revenues increased 4.1% to $112.4 million from $108.0 million compared to the same period last year, and consisted of a 3.2% increase in Company-owned restaurant sales, an 11.1% increase in manufacturing revenues, and a 12.9% increase in franchise and license related revenues.

System-wide comparable store sales increased 1.6%. Company comparable store sales increased 0.9% and consisted of 4.7% growth in average check that was partially offset by a 3.8% decrease in transactions. The increase in average check reflected continued growth in catering, up 17.4%, an increase in menu mix, as well as moderate menu pricing increases.

Restaurant gross margin decreased 100 basis points as a percentage of restaurant sales from 18.3% to 17.3%. Prime costs, defined as cost of goods sold and labor, were favorable by 40 basis points as a percentage of restaurant sales due to sales leverage over inflation and labor efficiencies. Rent and related expenses were unfavorable by 50 basis points, primarily due to the mix of newer store leases. Other operating expenses increased 80 basis points compared to the year-ago period due primarily to higher repair and maintenance expenses, associated with revitalization efforts and higher operating standards.

Marketing costs rose 4.4% to $3.0 million from $2.8 million compared to the same period last year, reflecting increased radio advertising and general timing of the marketing spend for fiscal 2014. However, as a percentage of restaurant sales, marketing costs were essentially flat compared to the prior year.

Manufacturing revenues increased $0.9 million, or 11.1%, in the second quarter of 2014 to $9.2 million as a result of $1.1 million of higher sales to third-party customers, franchisees and licensees. Manufacturing gross margin as a percentage of manufacturing revenues increased 90 basis points to 20.0% from 19.1% due to increased operating efficiencies for par-baked products along with other cost-saving initiatives.

Overall, total gross margin was $22.2 million in the second quarter of 2014 compared to $22.1 million in the second quarter of 2013.

General and administrative expenses increased to $10.5 million in the second quarter of 2014 from $10.2 million in the second quarter of 2013. However, as a percentage of revenues, general and administrative costs held steady at 9.4% during the quarter.

Management transition and related reorganization expenses were $1.2 million in the second quarter of 2014 which reduced diluted earnings per share by $0.04.

Income from operations decreased 22.5% to $5.3 million from $6.8 million primarily due to the aforementioned management transition and related reorganization expenses of $1.2 million.

Adjusted EBITDA (*) was $11.5 million in the second quarter of 2014 compared to $11.6 million in the second quarter of 2013.

Interest expense was $1.1 million in the second quarter of 2014 compared to $1.7 million in the second quarter of 2013, reflecting a lower outstanding debt balance and a lower interest rate. On July 3, 2014, the Company amended its senior credit facility and its interest rate will be reduced by 50 basis points as a result of this amendment.

The effective tax rate in the second quarter of 2014 was 39.6% compared to 35.7% in the year-ago period. The 2014 effective tax rate excludes federal work opportunity tax credits which have not been renewed for 2014. Although federal employment tax credits have decreased the effective tax rate by an average of 1.8% over the past three years, these federal employment tax credits for 2014 new hires cannot be recognized until re-enacted by the federal government.

Net income in the second quarter of 2014 was $2.5 million, or $0.14 per diluted share, compared to net income in the second quarter of 2013 of $3.3 million, or $0.19 per diluted share. Net income in the second quarter of 2014 included pre-tax management transition and related reorganization expenses of $1.2 million or $0.04 per diluted share. Adjusted net income (*) was $3.3 million, or $0.18 per adjusted diluted share compared to adjusted net income of $3.3 million or $0.19 per adjusted diluted share.

Restaurant Development

As of July 1, 2014, there were 857 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation consisting of 456 Company-owned and operated restaurants, 118 franchised restaurants, and 283 licensed restaurants. During the second quarter of 2014, two Company-owned and operated and five franchised restaurants were opened. Twelve restaurants were closed, including five Company-owned and operated, two franchised, and five licensed restaurants.

Fiscal Year 2014 Guidelines

The Company is providing the following updated guidelines for the 2014 fiscal year which is a 52-week period ending December 30, 2014.

•	75 to 85 system-wide openings.

•	Capital expenditures of $30 million to $35 million.

•	Cost of goods inflation of approximately 1% to 2%.

•	Pre-opening expense of $65,000 to $75,000 per new Company-owned restaurant.

•	General and administrative expense of $9.5 million to $10.5 million per quarter (versus $10.5 million to $11.5 million).

•	Interest expense of $4.25 to $4.75 million (versus $4.5 million to $5.0 million).

•	An estimated annual effective tax rate of approximately 39%; however, the Company expects to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its second quarter 2014 financial results today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). Hosting the call will be Michael Arthur, Interim President and Chief Executive Officer, and John Coletta, Chief Financial Officer.

The conference call will be webcast live from Einstein Noah’s website at www.einsteinnoah.com and will be archived there as well. The dial-in numbers for the conference call are 888-430-8709 for domestic toll-free calls and 719-325-2432 for international. A telephone replay will be available through August 7, 2014, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 1320393.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been previously disclosed.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick-casual segment of the restaurant industry that operates, franchises and licenses locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of more than 855 restaurants in 42 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal Year 2014 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2014 second quarter and year-over-year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for 2014 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new Company-owned, franchised and licensed restaurants and upgrade Company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

raphael.gross@icrinc.com

Media Relations:

Kristina Jorge

646-277-1234

kristina.jorge@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this report, we have provided certain non-GAAP financial information, including adjusted earnings before interest, taxes, depreciation and amortization, management transition and other related reorganization expenses, restructuring expenses, strategic alternative expenses, write-off of debt issuance costs and other operating expenses/income (“Adjusted EBITDA”) and “Free Cash Flow,” which we define as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate our ongoing business performance and certain components of our results. In addition, our Board of Directors (the “Board”) uses this non-GAAP financial information to evaluate the performance of the company and its management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period, but have been included in our definition based on historical activity. Our definitions of these non-GAAP disclosures may differ from how others in our industry may define them.

We include in this report information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude permanently closed locations. When we intend to relocate a restaurant, we consider that restaurant to be permanently closed on the date it ceases operations.

We use company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. We believe system-wide comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps us evaluate the effectiveness of our advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. We do not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	13 weeks ended (in thousands)		Increase/ (Decrease)
	July 2, 2013	July 1, 2014	2014 vs. 2013
Revenues:
Company-owned restaurant sales	$97,097	$100,244	3.2%
Manufacturing revenues	8,239	9,155	11.1%
Franchise and license related revenues	2,701	3,049	12.9%

Total revenues	108,037	112,448	4.1%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	26,398	27,037	2.4%
Labor costs	28,524	29,322	2.8%
Rent and related expenses	10,732	11,618	8.3%
Other operating costs	10,786	11,940	10.7%
Marketing costs	2,841	2,965	4.4%

Total company-owned restaurant costs	79,281	82,882	4.5%
Manufacturing costs	6,666	7,322	9.8%

Total cost of sales	85,947	90,204	5.0%
Gross margin:
Company-owned restaurant	17,816	17,362	(2.5%)
Manufacturing	1,573	1,833	16.5%
Franchise and license	2,701	3,049	12.9%

Total gross margin	22,090	22,244	0.7%
Operating expenses:
General and administrative expenses	10,177	10,531	3.5%
Depreciation and amortization	4,614	4,567	(1.0%)
Pre-opening expenses	327	207	(36.7%)
Management transition and related reorganization expenses	—	1,166	* *
Other operating expenses, net	144	483	* *

Income from operations	6,828	5,290	(22.5%)
Interest expense, net	1,650	1,079	(34.6%)

Income before income taxes	5,178	4,211	(18.7%)
Provision for income taxes	1,846	1,666	(9.8%)

Net income	$3,332	$2,545	(23.6%)

Net income – Basic	$0.19	$0.14	(26.3%)
Net income – Diluted	$0.19	$0.14	(26.3%)
Cash dividend declared per common share	$0.125	$0.130	4.0%
Weighted average number of common shares outstanding:
Basic	17,339,292	17,937,366	3.4%
Diluted	17,726,861	18,226,493	2.8%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	13 weeks ended (percent of total revenue)
	July 2, 2013	July 1, 2014
Revenues:
Company-owned restaurant sales	89.9%	89.2%
Manufacturing revenues	7.6%	8.1%
Franchise and license related revenues	2.5%	2.7%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	27.2%	27.0%
Labor costs	29.4%	29.2%
Rent and related expenses	11.1%	11.6%
Other operating costs	11.1%	11.9%
Marketing costs	2.9%	3.0%

Total company-owned restaurant costs	81.7%	82.7%
Manufacturing (2)	80.9%	80.0%

Total cost of sales	79.6%	80.2%
Gross margin:
Company-owned restaurant (1)	18.3%	17.3%
Manufacturing (2)	19.1%	20.0%
Franchise and license	100.0%	100.0%

Total gross margin	20.4%	19.8%
Operating expenses:
General and administrative expenses	9.4%	9.4%
Depreciation and amortization	4.3%	4.1%
Pre-opening expenses	0.3%	0.2%
Management transition and related reorganization expenses	0.0%	1.0%
Other operating expenses, net	0.1%	0.4%

Income from operations	6.3%	4.7%
Interest expense, net	1.5%	0.9%

Income before income taxes	4.8%	3.8%
Provision for income taxes	1.7%	1.5%

Net income	3.1%	2.3%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	26 weeks ended (in thousands)		Increase/ (Decrease)
	July 2, 2013	July 1, 2014	2014 vs. 2013
Revenues:
Company-owned restaurant sales	$191,323	$196,796	2.9%
Manufacturing revenues	17,432	18,646	7.0%
Franchise and license related revenues	5,670	6,874	21.2%

Total revenues	214,425	222,316	3.7%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	52,245	53,589	2.6%
Labor costs	57,204	58,177	1.7%
Rent and related expenses	21,436	22,941	7.0%
Other operating costs	21,054	23,191	10.2%
Marketing costs	5,327	6,221	16.8%

Total company-owned restaurant costs	157,266	164,119	4.4%
Manufacturing costs	14,144	14,936	5.6%

Total cost of sales	171,410	179,055	4.5%
Gross margin:
Company-owned restaurant	34,057	32,677	(4.1%)
Manufacturing	3,288	3,710	12.8%
Franchise and license	5,670	6,874	21.2%

Total gross margin	43,015	43,261	0.6%
Operating expenses:
General and administrative expenses	20,385	21,310	4.5%
Depreciation and amortization	9,554	8,889	(7.0%)
Pre-opening expenses	614	363	(40.9%)
Management transition and related reorganization expenses	—	2,259	* *
Other operating expenses, net	270	644	138.5%

Income from operations	12,192	9,796	(19.7%)
Interest expense, net	3,393	2,200	(35.2%)

Income before income taxes	8,799	7,596	(13.7%)
Provision for income taxes	3,106	2,993	(3.6%)

Net income	$5,693	$4,603	(19.1%)

Net income – Basic	$0.33	$0.26	(21.2%)
Net income – Diluted	$0.33	$0.25	(24.2%)
Cash dividends declared per common share	$0.250	$0.260	4.0%
Weighted average number of common shares outstanding:
Basic	17,234,199	17,793,139	3.2%
Diluted	17,623,752	18,113,350	2.8%

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	26 weeks ended (percent of total revenue)
	July 2, 2013	July 1, 2014
Revenues:
Company-owned restaurant sales	89.2%	88.5%
Manufacturing revenues	8.1%	8.4%
Franchise and license related revenues	2.7%	3.1%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	27.3%	27.2%
Labor costs	29.9%	29.5%
Rent and related expenses	11.2%	11.7%
Other operating costs	11.0%	11.8%
Marketing costs	2.8%	3.2%

Total company-owned restaurant costs	82.2%	83.4%
Manufacturing costs (2)	81.1%	80.1%

Total cost of sales	79.9%	80.5%
Gross margin:
Company-owned restaurant	17.8%	16.6%
Manufacturing	18.9%	19.9%
Franchise and license	100.0%	100.0%

Total gross margin	20.1%	19.5%
Operating expenses:
General and administrative expenses	9.5%	9.6%
Depreciation and amortization	4.5%	4.0%
Pre-opening expenses	0.3%	0.2%
Management transition and related reorganization expenses	0.0%	1.0%
Other operating expenses, net	0.1%	0.3%

Income from operations	5.7%	4.4%
Interest expense, net	1.6%	1.0%

Income before income taxes	4.1%	3.4%
Provision for income taxes	1.4%	1.3%

Net income	2.7%	2.1%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	December 31, 2013	July 1, 2014
Cash and cash equivalents, end of period	$5,982	$3,698
Property, plant and equipment, net	64,229	67,327
Total assets	198,254	196,260
Total debt	107,000	101,500
Total liabilities	159,295	154,006

	26 weeks ended
Selected Consolidated Cash Flow Information:	July 2, 2013	July 1, 2014
Net cash provided by operating activities	$15,151	$15,761
Net cash used in investing activities	(6,496)	(9,788)
Net cash used in financing activities	(14,484)	(8,257)
Free cash flow (cash provided by operating activities less cash used in investing activities)	8,655	5,973

Reconciliation of GAAP to Non-GAAP Measures:	13 weeks ended		26 weeks ended
	July 2, 2013	July 1, 2014	July 2, 2013	July 1, 2014
	(in thousands)
Net income	$3,332	$2,545	$5,693	$4,603
Adjustments to net income:
Interest expense, net	1,650	1,079	3,393	2,200
Provision for income taxes	1,846	1,666	3,106	2,993
Depreciation and amortization	4,614	4,567	9,554	8,889
Management transition and related reorganization expenses	—	1,166	—	2,259
Other operating expense, net	144	483	270	644

Adjusted EBITDA	$11,586	$11,506	$22,016	$21,588

EINSTEIN NOAH RESTAURANT GROUP, INC.

NON-GAAP FINANCIAL INFORMATION

	13 weeks ended
	July 2, 2013	July 1, 2014
	(in thousands, except earnings per share and related share information)
Net income available to common stockholders	$3,332	$2,545
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	705

Adjusted net income	$3,332	$3,250

Weighted average number of common shares outstanding:
Basic	17,339,292	17,937,366
Diluted	17,726,861	18,226,493
Net income per share available to common stockholders – Basic	$0.19	$0.14
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	0.04

Adjusted net income per common share – Basic	$0.19	$0.18

Net income per share available to common stockholders – Diluted	$0.19	$0.14
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	0.04

Adjusted net income per common share – Diluted	$0.19	$0.18

EINSTEIN NOAH RESTAURANT GROUP, INC.

NON-GAAP FINANCIAL INFORMATION

	26 weeks ended
	July 2, 2013	July 1, 2014
	(in thousands, except earnings per share and related share information)
Net income available to common stockholders	$5,693	$4,603
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	1,369

Adjusted net income	$5,693	$5,972

Weighted average number of common shares outstanding:
Basic	17,234,199	17,793,139
Diluted	17,623,752	18,113,350
Net income per share available to common stockholders – Basic	$0.33	$0.26
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	0.08

Adjusted net income per common share – Basic	$0.33	$0.34

Net income per share available to common stockholders – Diluted	$0.32	$0.25
Adjustments for, net of tax:
Management transition and related reorganization expenses	—	0.08

Adjusted net income per common share – Diluted	$0.32	$0.33

EINSTEIN NOAH RESTAURANT GROUP, INC.

OTHER SELECTED INFORMATION

	Thirteen weeks ended July 1, 2014
	Company Owned	Franchised	Licensed	Total
Balance – April 2, 2014	459	115	288	862
Opened restaurants	2	5	—	7
Closed restaurants	(5)	(2)	(5)	(12)
Refranchising, Net	—	—	—	—

Balance – July 1, 2014	456	118	283	857

	Trailing 12 Months Activity
	Company Owned	Franchised	Licensed	Total
Balance – July 2, 2013	453	107	261	821
Opened restaurants	10	17	36	63
Closed restaurants	(9)	(4)	(14)	(27)
Refranchising, Net	2	(2)	—	—

Balance – July 1, 2014	456	118	283	857